Exhibit 99.1

Investor Relations
(212) 479-3150

NEW RESIDENTIAL ANNOUNCES THIRD QUARTER 2017 RESULTS

NEW YORK - (BUSINESS WIRE) - October 27, 2017 - New Residential Investment Corp. (NYSE: NRZ; “New Residential” or the “Company”) today reported the following information for the quarter ended September 30, 2017:

THIRD QUARTER FINANCIAL HIGHLIGHTS:
▪	GAAP Net Income of $226 million, or $0.73 per diluted share

▪	Core Earnings of $199 million, or $0.64 per diluted share*

▪	Common dividend of $154 million, or $0.50 per share

	3Q 2017	2Q 2017
Summary Operating Results:
GAAP Net Income per Diluted Share**	$0.73	$1.04
GAAP Net Income	$226 million	$322 million

Non-GAAP Results:
Core Earnings per Diluted Share**	$0.64	$1.03
Core Earnings*	$199 million	$318 million

NRZ Common Dividend:
Common Dividend per Share**	$0.50	$0.50
Common Dividend	$154 million	$154 million

*
Core Earnings is a non-GAAP measure. For a reconciliation of Core Earnings to GAAP Net Income, as well as an explanation of this measure, please refer to Non-GAAP Measures and Reconciliation to GAAP Net Income below.

**
Per share calculations of GAAP Net Income and Core Earnings are based on 309,207,345 weighted average diluted shares during the quarter ended September 30, 2017, and 309,392,512 weighted average diluted shares during the quarter ended June 30, 2017.

Third Quarter 2017 & Subsequent Highlights:

w	Mortgage Servicing Rights (“MSRs”) -

▪
In July 2017, New Residential continued to grow its full MSR portfolio by agreeing to pay approximately $400 million(1) in total restructuring fee payments for the transfer of $110 billion in unpaid principal balance (“UPB”) of Non-Agency MSRs(2) from Ocwen Financial Corporation (together with its subsidiaries, “Ocwen”). Concurrently with the MSR transfer agreement, New Residential Mortgage LLC, a wholly-owned subsidiary of NRZ, entered into a 5-year subservicing agreement with Ocwen, pursuant to which Ocwen will subservice the mortgage loans underlying the transferred MSRs.

w	Non-Agency Securities & Call Rights -

▪
During the third quarter, New Residential continued to accelerate the execution around its deal collapse strategy by executing clean-up calls on 43 seasoned, Non-Agency RMBS deals with an aggregate UPB of $948 million. In addition, during and subsequent to the third quarter, New Residential completed two Non-Agency loan securitizations, totaling $1.1 billion.

▪
In the third quarter, New Residential continued to strategically invest in Non-Agency securities that are expected to be accretive to the Company’s call rights strategy. New Residential purchased $435 million face value of Non-Agency RMBS, bringing net equity to approximately $1.37 billion as of September 30, 2017.

w	Servicer Advances -

▪
New Residential continued to focus on lowering advance balances during the quarter. Advances declined meaningfully to $4.3 billion in the third quarter, down approximately 10% quarter-over-quarter and down approximately 32% year-over-year.

1)	Payment amount based on transfer of all loans on June 30, 2017.

2)
New Residential already owns the fee economics and servicer advances on the portfolio and pays Ocwen a monthly servicing fee as a result of the HLSS transaction which closed in April 2015. Stated UPB is as of June 30, 2017. UPB and total restructuring fee payments will likely be lower at the time of settlement due to amortization of the UPB of the MSR portfolio. Ocwen MSR transfer remains subject to NRZ’s satisfaction of certain contractual requirements and certain customary closing conditions, including but not limited to certain third party consents. There can be no assurance of whether or when New Residential will be able to complete the agreed upon MSR transfer. See “Cautionary Note Regarding Forward-Looking Statements” at the end of this press release for more information on forward-looking statements.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the latest presentation posted on the Investor Relations section of the Company’s website, www.newresi.com.  For consolidated investment portfolio information, please refer to the Company’s most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K, which are available on the Company’s website, www.newresi.com.

EARNINGS CONFERENCE CALL
New Residential’s management will host a conference call on Friday, October 27, 2017 at 8:00 A.M. Eastern Time.  A copy of the earnings release will be posted to the Investor Relations section of New Residential’s website, www.newresi.com.

All interested parties are welcome to participate on the live call. The conference call may be accessed by dialing 1-866-393-1506 (from within the U.S.) or 1-281-456-4044 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Residential Third Quarter 2017 Earnings Call.”

A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newresi.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available two hours following the call’s completion through 11:59 P.M. Eastern Time on Friday, November 10, 2017 by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “5282459.”

Condensed Consolidated Statements of Income
($ in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

Interest income	$397,722	$282,388	$1,162,212	$749,901
Interest expense	125,278	96,488	338,664	278,401
Net Interest Income	272,444	185,900	823,548	471,500

Impairment
Other-than-temporary impairment (OTTI) on securities	1,509	1,765	8,736	7,838
Valuation and loss provision on loans and real estate owned	26,700	18,275	65,381	41,845
	28,209	20,040	74,117	49,683

Net interest income after impairment	244,235	165,860	749,431	421,817
Servicing revenue, net	58,014	-	269,467	-
Other Income
Change in fair value of investments in excess mortgage servicing rights	(14,291)	(17,060)	(32,650)	(24,397)
Change in fair value of investments in excess mortgage servicing rights, equity method investees	2,054	6,261	6,056	8,608
Change in fair value of investments in mortgage servicing rights financing receivable	70,232	-	75,828	-
Change in fair value of servicer advance investments	10,941	21,606	70,469	4,328
Gain on consumer loans investment	-	-	-	9,943
Gain on remeasurement of consumer loans investment	-	-	-	71,250
Gain (loss) on settlement of investments, net	1,553	(11,165)	1,250	(37,682)
Earnings from investments in consumer loans, equity method investees	6,769	-	12,649	-
Other income (loss), net	9,887	27,059	7,696	6,850
	87,145	26,701	141,298	38,900

Operating Expenses
General and administrative expenses	19,919	8,777	47,788	28,082
Management fee to affiliate	14,187	10,536	41,447	30,552
Incentive compensation to affiliate	19,491	7,075	72,123	13,200
Loan servicing expense	13,690	14,187	40,068	30,037
Subservicing expense	49,773	-	123,435	-
	117,060	40,575	324,861	101,871

Income Before Income Taxes	272,334	151,986	835,335	358,846
Income tax expense (benefit)	32,613	20,900	121,053	18,195
Net Income	$239,721	$131,086	$714,282	$340,651
Noncontrolling Interests in Income of Consolidated Subsidiaries	$13,600	$32,178	$45,051	$61,355
Net Income Attributable to Common Stockholders	$226,121	$98,908	$669,231	$279,296

Net Income Per Share of Common Stock
Basic	$0.74	$0.41	$2.23	$1.19
Diluted	$0.73	$0.41	$2.21	$1.19

Weighted Average Number of Shares of Common Stock Outstanding
Basic	307,361,309	240,601,691	300,511,550	233,875,067
Diluted	309,207,345	241,099,381	302,357,147	234,184,611

Dividends Declared per Share of Common Stock	$0.50	$0.46	$1.48	$1.38

Condensed Consolidated Balance Sheets
($ in thousands)

	September 30, 2017	December 31, 2016
Assets	(unaudited)
Investments in:
Excess mortgage servicing rights, at fair value	$1,178,308	$1,399,455
Excess mortgage servicing rights, equity method investees, at fair value	175,633	194,788
Mortgage servicing rights, at fair value	1,702,749	659,483
Mortgage servicing rights financing receivable, at fair value	607,396	-
Servicer advance investments, at fair value	4,044,802	5,706,593
Real estate securities, available-for-sale	6,714,846	5,073,858
Residential mortgage loans, held-for-investment	702,227	190,761
Residential mortgage loans, held-for-sale	1,426,751	696,665
Real estate owned	107,281	59,591
Consumer loans, held-for-investment	1,467,933	1,799,486
Consumer loans, equity method investees	46,322	-
Cash and cash equivalents	279,760	290,602
Restricted cash	152,047	163,095
Servicer advances receivable	657,255	81,582
Trades receivable	1,785,708	1,687,788
Deferred tax asset, net	32,440	151,284
Other assets	323,375	244,498
	$21,404,833	$18,399,529

Liabilities and Equity

Liabilities
Repurchase agreements	$7,848,028	$5,190,631
Notes and bonds payable	7,236,967	7,990,605
Trades payable	1,076,086	1,381,968
Due to affiliates	79,624	47,348
Dividends payable	153,681	115,356
Accrued expenses and other liabilities	331,243	205,444
	16,725,629	14,931,352

Commitments and Contingencies

Equity
Common Stock, $0.01 par value, 2,000,000,000 shares authorized, 307,361,309 and 250,773,117 issued and outstanding at September 30, 2017 and December 31, 2016, respectively	3,074	2,507
Additional paid-in capital	3,760,372	2,920,730
Retained earnings	424,854	210,500
Accumulated other comprehensive income (loss)	383,312	126,363
Total New Residential stockholders’ equity	4,571,612	3,260,100
Noncontrolling interests in equity of consolidated subsidiaries	107,592	208,077
Total Equity	4,679,204	3,468,177
	$21,404,833	$18,399,529

NON-GAAP MEASURES AND RECONCILIATION TO GAAP NET INCOME

New Residential has four primary variables that impact its operating performance: (i) the current yield earned on the Company’s investments, (ii) the interest expense under the debt incurred to finance the Company’s investments, (iii) the Company’s operating expenses and taxes and (iv) the Company’s realized and unrealized gains or losses, including any impairment, on the Company’s investments. “Core earnings” is a non-GAAP measure of the Company’s operating performance, excluding the fourth variable above and adjusts the earnings from the consumer loan investment to a level yield basis. Core earnings is used by management to evaluate the Company’s performance without taking into account: (i) realized and unrealized gains and losses, which although they represent a part of the Company’s recurring operations, are subject to significant variability and are generally limited to a potential indicator of future economic performance; (ii) incentive compensation paid to the Company’s manager; (iii) non-capitalized transaction-related expenses; and (iv) deferred taxes, which are not representative of current operations.

The Company’s definition of core earnings includes accretion on held-for-sale loans as if they continued to be held-for-investment. Although the Company intends to sell such loans, there is no guarantee that such loans will be sold or that they will be sold within any expected timeframe. During the period prior to sale, the Company continues to receive cash flows from such loans and believes that it is appropriate to record a yield thereon. In addition, the Company’s definition of core earnings excludes all deferred taxes, rather than just deferred taxes related to unrealized gains or losses, because the Company believes deferred taxes are not representative of current operations. The Company’s definition of core earnings also limits accreted interest income on RMBS where the Company receives par upon the exercise of associated call rights based on the estimated value of the underlying collateral, net of related costs including advances. The Company created this limit in order to be able to accrete to the lower of par or the net value of the underlying collateral, in instances where the net value of the underlying collateral is lower than par. The Company believes this amount represents the amount of accretion the Company would have expected to earn on such bonds had the call rights not been exercised.

The Company’s investments in consumer loans are accounted for under ASC No. 310-20 and ASC No. 310-30, including certain non-performing consumer loans with revolving privileges that are explicitly excluded from being accounted for under ASC No. 310-30. Under ASC No. 310-20, the recognition of expected losses on these non-performing consumer loans is delayed in comparison to the level yield methodology under ASC No. 310-30, which recognizes income based on an expected cash flow model reflecting an investment’s lifetime expected losses. The purpose of the Core Earnings adjustment to adjust consumer loans to a level yield is to present income recognition across the consumer loan portfolio in the manner in which it is economically earned, avoid potential delays in loss recognition, and align it with the Company’s overall portfolio of mortgage-related assets which generally record income on a level yield basis. With respect to consumer loans classified as held-for-sale, the level yield is computed through the expected sale date. With respect to the gains recorded under GAAP in 2014 and 2016 as a result of a refinancing of the debt related to the Company’s investments in consumer loans, and the consolidation of entities that own the Company’s investments in consumer loans, respectively, the Company continues to record a level yield on those assets based on their original purchase price.

While incentive compensation paid to the Company’s manager may be a material operating expense, the Company excludes it from core earnings because (i) from time to time, a component of the computation of this expense will relate to items (such as gains or losses) that are excluded from core earnings, and (ii) it is impractical to determine the portion of the expense related to core earnings and non-core earnings, and the type of earnings (loss) that created an excess (deficit) above or below, as applicable, the incentive compensation threshold. To illustrate why it is impractical to determine the portion of incentive compensation expense that should be allocated to core earnings, the Company notes that, as an example, in a given period, it may have core earnings in excess of the incentive compensation threshold but incur losses (which are excluded from core earnings) that reduce total earnings below the incentive compensation threshold. In such case, the Company would either need to (a) allocate zero incentive compensation expense to core earnings, even though core earnings exceeded the incentive compensation threshold, or (b) assign a “pro forma” amount of incentive compensation expense to core earnings, even though no incentive compensation was actually incurred. The Company believes that neither of these allocation methodologies achieves a logical result. Accordingly, the exclusion of incentive compensation facilitates comparability between periods and avoids the distortion to the Company’s non-GAAP operating measure that would result from the inclusion of incentive compensation that relates to non-core earnings.

With regard to non-capitalized transaction-related expenses, management does not view these costs as part of the Company’s core operations, as they are considered by management to be similar to realized losses incurred at acquisition. Non-capitalized transaction-related expenses are generally legal and valuation service costs, as well as other professional service fees, incurred when the Company acquires certain investments, as well as costs associated with the acquisition and integration of acquired businesses.

Management believes that the adjustments to compute “core earnings” specified above allow investors and analysts to readily identify and track the operating performance of the assets that form the core of the Company’s activity, assist in comparing the core operating results between periods, and enable investors to evaluate the Company’s current core performance using the same measure that management uses to operate the business. Management also utilizes core earnings as a measure in its decision-making process relating to improvements to the underlying fundamental operations of the Company’s investments, as well as the allocation of resources between those investments, and management also relies on core earnings as an indicator of the results of such decisions. Core earnings excludes certain recurring items, such as gains and losses (including impairment as well as derivative activities) and non-capitalized transaction-related expenses, because they are not considered by management to be part of the Company’s core operations for the reasons described herein. As such, core earnings is not intended to reflect all of the Company’s activity and should be considered as only one of the factors used by management in assessing the Company’s performance, along with GAAP net income which is inclusive of all of the Company’s activities.

The primary differences between core earnings and the measure the Company uses to calculate incentive compensation relate to (i) realized gains and losses (including impairments), (ii) non-capitalized transaction-related expenses and (iii) deferred taxes (other than those related to unrealized gains and losses). Each are excluded from core earnings and included in the Company’s incentive compensation measure (either immediately or through amortization). In addition, the Company’s incentive compensation measure does not include accretion on held-for-sale loans and the timing of recognition of income from consumer loans is different. Unlike core earnings, the Company’s incentive compensation measure is intended to reflect all realized results of operations. The Gain on Remeasurement of Consumer Loans Investment was treated as an unrealized gain for the purposes of calculating incentive compensation and was therefore excluded from such calculation.

Core earnings does not represent and should not be considered as a substitute for, or superior to, net income or as a substitute for, or superior to, cash flows from operating activities, each as determined in accordance with U.S. GAAP, and the Company’s calculation of this measure may not be comparable to similarly entitled measures reported by other companies. Set forth below is a reconciliation of core earnings to the most directly comparable GAAP financial measure (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net income attributable to common stockholders	$226,121	$98,908	$669,231	$279,296
Impairment	28,209	20,040	74,117	49,683
Other Income adjustments:
Other Income
Change in fair value of investments in excess mortgage servicing rights	14,291	17,060	32,650	24,397
Change in fair value of investments in excess mortgage servicing rights, equity method investees	(2,054)	(6,261)	(6,056)	(8,608)
Change in fair value of investments in mortgage servicing rights financing receivable	(89,115)	-	(95,838)	-
Change in fair value of servicer advance investments	(10,941)	(21,606)	(70,469)	(4,328)
Gain on consumer loans investment	-	-	-	(9,943)
Gain on remeasurement of consumer loans investment	-	-	-	(71,250)
(Gain) loss on settlement of investments, net	(1,553)	11,165	(1,250)	37,682
Unrealized (gain) loss on derivative instruments	(3,560)	(21,048)	124	15,112
Unrealized (gain) loss on other ABS	(189)	(724)	(340)	226
(Gain) loss on transfer of loans to REO	(5,179)	(4,373)	(16,791)	(14,660)
(Gain) loss on transfer of loans to other assets	(66)	(2,743)	(359)	(3,021)
Gain on Excess MSR recapture agreements	(606)	(768)	(1,948)	(2,188)
(Gain) loss on Ocwen common stock	(6,987)	-	(6,987)	-
Other (income) loss	6,700	2,597	18,605	8,054
Total Other Income Adjustments	(99,259)	(26,701)	(148,659)	(28,527)

Other Income and Impairment attributable to non-controlling interests	(6,329)	(4,783)	(24,430)	(9,970)
Change in fair value of investments in mortgage servicing rights	11,518	-	(77,465)	-
Non-capitalized transaction-related expenses	6,467	2,608	14,397	8,021
Incentive compensation to affiliate	19,491	7,075	72,123	13,200
Deferred taxes	28,410	17,132	114,016	12,998
Interest income on residential mortgage loans, held-for sale	4,603	6,177	12,069	12,650
Limit on RMBS discount accretion related to called deals	(13,543)	-	(20,059)	(6,243)
Adjust consumer loans to level yield	(9,874)	(2,621)	(23,460)	12,541
Core earnings of equity method investees:
Excess mortgage servicing rights	3,476	6,092	10,010	12,231
Core Earnings	$199,290	$123,927	$671,890	$355,880

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information in this press release constitutes as “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to the completion of the Ocwen MSR transfer. These statements are not historical facts. They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those described in the forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Cautionary Statements Regarding Forward Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s annual and quarterly reports filed with the SEC, which are available on the Company’s website (www.newresi.com). New risks and uncertainties emerge from time to time, and it is not possible for New Residential to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Residential expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Residential's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

ABOUT NEW RESIDENTIAL

New Residential focuses on opportunistically investing in, and actively managing, investments related to residential real estate. The Company primarily targets investments in mortgage servicing related assets and other related opportunistic investments. New Residential is organized and conducts its operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes. The Company is managed by an affiliate of Fortress Investment Group LLC (NYSE: FIG), a global investment management firm.

Source: New Residential Investment Corp.

Investor Relations, 212-479-3150